Exhibit 99.1

Oncothyreon Appoints Scott D. Myers Chief Executive Officer

SEATTLE, WASHINGTON, March 29, 2016 - Oncothyreon Inc. (NASDAQ: ONTY), a clinical-stage biopharmaceutical company dedicated to the development of therapeutic products to improve the lives and outcomes of patients with cancer, today announced the appointment of Scott D. Myers as President, Chief Executive Officer and a member of the Board of Directors, effective April 4, 2016.

Myers, 49, brings more than 20 years of industry expertise, including significant management, commercialization and business development experience in multinational pharmaceutical companies. Myers most recently served as Chief Executive Officer and President for Aerocrine AB, a life sciences company based in Stockholm, Sweden and Morrisville, NC. Aerocrine was acquired by Circassia Pharmaceuticals, a UK-based immunotherapy company, in July of 2015. Myers also served as an independent Director for Orexo, AB, a pharmaceutical company and is currently an industry advisor to EQT, a large Scandinavian investment fund.

Prior to joining Aerocrine in 2011, Myers served as Vice President, Head of European Mid-Markets for UCB, a Belgian based, global biopharmaceutical company. In this role, Myers oversaw commercial operations and medical affairs for 32 countries in the EU. Prior to UCB, Myers served in senior roles responsible for business development, strategic marketing and pharmaceutical portfolio management at several leading companies including Johnson & Johnson. Myers received an MBA from the University of Chicago and a BA in Biology from Northwestern University.

“Scott brings a wealth of operational, business development and commercial experience that we believe will be invaluable to Oncothyreon,” said Christopher S. Henney, Ph.D., D.Sc., Chairman of the Oncothyreon Board of Directors. “His significant leadership across multiple areas in the biopharmaceutical arena will serve the company well, both in terms of product development and leveraging business development opportunities to strengthen the company.”

“I believe Oncothyreon’s product pipeline, led by ONT-380 for HER2+ breast cancer, offers promise to impact the future of cancer treatment,” said Myers. “I look forward to leading the management team and working with the board to guide the advancement of Oncothyreon’s innovative therapeutic products as well as pursuing opportunities to further strengthen the company and build stockholder value.”

In connection with Mr. Myers’ appointment, Oncothyreon’s Compensation Committee granted him an inducement stock option to purchase 2,848,855 shares of common stock pursuant to the NASDAQ Listing Rule 5635(c)(4). The stock option grant will be effective on April 4, 2016, the date Mr. Myers’ employment commences. The exercise price of the inducement stock option will be the closing price of Oncothyreon’s common stock on the effective date of the grant, and 25% of the award will vest on the first anniversary of the grant date, with the remaining portion of the option vesting monthly thereafter, subject to Mr. Myers’ continued service.

About Oncothyreon

Oncothyreon is a clinical-stage biopharmaceutical company specializing in the development of innovative therapeutic products for the treatment of cancer. Our goal is to discover, develop and commercialize novel compounds that have the potential to improve the lives and outcomes of cancer patients. Our most advanced product candidate is ONT-380, an orally active and selective small molecule HER2 inhibitor. For more information, visit www.oncothyreon.com.

Forward-Looking Statements

In order to provide Oncothyreon’s investors with an understanding of its current results and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Oncothyreon’s expectations regarding clinical and preclinical development activities and potential benefits of its current and future product candidates.

Forward-looking statements involve risks and uncertainties related to Oncothyreon’s business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause Oncothyreon’s actual results to differ materially from those projected in forward-looking statements, including the risks associated with the costs and expenses of developing its product candidates, the adequacy of financing and cash, cash equivalents and investments, changes in general accounting policies, general economic factors, achievement of the results it anticipates from its preclinical development and clinical trials of its product candidates and its ability to adequately obtain and protect its intellectual property rights. Although Oncothyreon believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of Oncothyreon’s risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Except as required by law, Oncothyreon does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Additional Information

Additional information relating to Oncothyreon can be found on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Investor Contact:

Julie Rathbun

Rathbun Communications

206-769-9219

ir@oncothyreon.com

ONCOTHYREON INC. 2601 Fourth Avenue, Suite 500, Seattle, WA 98121

Tel: (206) 801-2100 Fax: (206) 801-2101

http://www.oncothyreon.com